SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 8, 2002

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	212-969-1000

Item 1.    Changes in Control of Registrant.

Not applicable.

Item 2.    Acquisition or Disposition of Assets.

Not applicable.

Item 3.    Bankruptcy or Receivership.

Not applicable.

Item 4.    Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5.    Other Events and Regulation FD Disclosure.

On April 8, 2002, in In re Enron Corporation Securities Litigation, a consolidated complaint (the “Complaint”) was filed in federal district court in the Southern District of Texas, Houston Division, against numerous defendants, including Alliance Capital Management L.P. (“Partnership”). The principal allegations of the Complaint, as they pertain to the Partnership, are that the Partnership violated Sections 11 and 15 of the Securities Act of 1933, with respect to a registration statement filed by Enron Corporation and effective with the SEC on June 1, 2001, which was used to sell $1.9 billion Enron Corporation Zero Coupon Convertible Senior Notes due 2021.  Plaintiffs allege that Frank Savage, who was at that time an employee of the Partnership and who was and remains a director of the Partnership, signed the registration statement at issue.  Plaintiffs allege that the registration statement was materially misleading.  Plaintiffs further allege that the Partnership was a controlling person of Frank Savage.  Plaintiffs therefore assert that the Partnership is itself liable for the allegedly misleading registration statement.  Plaintiffs seek recission or a recissionary measure of damages.  The Complaint specifically states that “[n]o allegations of fraud are made against or directed at” the Partnership.  The Partnership believes the allegations of the Complaint as to it are without merit and intends to vigorously defend against these allegations.  At the present time, management of the Partnership is unable to estimate the impact, if any, that the outcome of this action may have on the Partnership’s results of operations or financial condition.

Item 6.    Resignations of Registrant’s Directors.

Not applicable.

Item 7.    Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

None.

(b)                                 Pro Forma Financial Information

None.

(c)                                  Exhibits

None.

Item 8.  Change in Fiscal Year.

Not applicable.

Item 9.  Regulation FD Disclosure.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

Dated: April 9, 2002	By:	Alliance Capital Management
Corporation, General Partner

	By:	/s/ David R. Brewer, Jr.
David R. Brewer, Jr. Senior Vice President and General Counsel